EXHIBIT 10.1

EAST WEST BANCORP, INC.
1998 STOCK INCENTIVE PLAN, AS AMENDED

FORM OF SALARY STOCK AWARD AGREEMENT

This Salary Stock Award Agreement (the “Agreement”) is made and entered into as of March [  ], 2010 by and between East West Bancorp, Inc., a Delaware corporation (the “Company”), and the person named on Exhibit A (the “Grantee”) pursuant to the Company’s 1998 Stock Incentive Plan, as amended (the “Plan”).  Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.

1.                                      Grant of Restricted Salary Stock.  Pursuant and subject to the Plan and this Agreement, the Company agrees to grant on each semi-weekly payroll date for services performed for the Company by the Grantee in 2010, a number of Restricted Stock (the “Salary Stock”).  The Salary Stock will be calculated by dividing (x) the semi-weekly salary stock cash value (the “Salary Stock Cash Value”) set forth on Exhibit A less applicable payroll taxes (e.g., FICA and FUTA), by (y) the closing price of East West Bancorp, Inc. common stock on each applicable payroll date.  The Salary Stock will be immediately 100% vested upon the Grant Dates.  Grantee’s ownership of and rights with respect to the Salary Stock are limited by the terms and conditions of the Plan and this Agreement, including restrictions on Grantee’s right to transfer the Salary Stock.

2.                                      Transfer Restriction.  Until lapse of the transfer restrictions, the Salary Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Plan or this Agreement.

3.                                      Lapse of Transfer Restrictions.   The transfer restrictions set forth in Section 2 above shall lapse on the one year anniversary of each grant date (i.e., the payroll date on which the Salary Stock was granted).

4.                                      Termination of Employment; Termination of Right to Salary Stock.  In the event of Grantee’s death prior to the lapse of transfer restrictions of Section 3 above, the Salary Stock transfer restrictions shall lapse as of the date one month following the date of death.  Upon Termination of Employment for any other reason, the Salary Stock that remain subject to transfer restrictions as of the date of such termination shall remain subject to the provisions of Section 3 above.  Grantee’s rights in respect of future grants of Salary Stock shall immediately terminate upon Termination of Employment, except that Grantee shall be entitled to receive a final grant of Salary Stock determined in accordance with Section 1 for any portion of Grantee’s Salary Stock Cash Value that had accrued through the date of Termination of Employment but had not yet been paid.  In addition, Grantee’s right to future Salary Stock under this Agreement will terminate on December 31, 2010.

5.                                      Conditions to Lapse of Transfer Restrictions.

5.1                                 Compliance with Laws.  The transfer restrictions set fourth in Section 2 above shall not lapse unless such lapse of the related Salary Stock is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state laws, as they are in effect on the date of the lapse of restrictions.

5.2                                 Other Conditions.  The Committee may require that Grantee comply with such other procedures relating to the lapse of transfer restrictions on the Salary Stock as the Committee may determine, including the use of specified broker-dealers and the manner in which Grantee shall satisfy tax withholding obligations with respect to the Salary Stock.

5.3                                 Issuance of Shares.  The Company shall issue the shares of Common Stock registered in the name of Grantee, Grantee’s authorized assignee or Grantee’s legal representative.  The Company may postpone such issuance until it receives satisfactory proof that the issuance of such shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission  (the “SEC”) promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules.  Grantee understands that the Company is under no obligation to register or qualify the Salary Stock or Common Stock with the SEC, any state securities commission or any stock exchange to effect such compliance.

6.                                      Nontransferability of Agreement.  The rights conferred by this Agreement shall not be assignable or transferable by Grantee other than by will or by the laws of descent and distribution, and shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative and any such attempted assignment, transfer or exercise in contravention of this Section 7 shall be void.

7.                                      Privileges of Stock Ownership.  This Agreement shall not have confer any rights of a stockholder with respect to voting or dividends until the Salary Stock has been granted..

8.                                      No Obligation to Employ.  Nothing in the Plan or this Agreement shall confer on Grantee any right to continue in the employ of, or to continue or establish any other relationship with, the Company or any Related Entity, or limit in any way the right of the Company or any Related Entity to terminate Grantee’s employment or other relationship at any time, with or without Cause.  The Company has not yet determined whether, and to what extent, the Salary Stock will be taken into account for purposes of determining benefits under other compensation and benefit plans, programs, policies and arrangements maintained by the Company.  Any such determination will be made in the sole discretion of the Company and the Company will inform Grantee once such a determination has been made.

9.                                      Change in Control.  Subject to the terms of the Plan, the transfer restrictions on the Salary Stock shall lapse upon the occurrence of a Change in Control.

10.                               Amendment; Committee Discretion.  The Committee may at any time amend the terms and conditions set forth in this Agreement; provided that, notwithstanding the foregoing, no such amendment shall materially adversely affect Grantee’s rights and obligations under this Agreement with respect to amounts that Grantee has already earned and accrued without Grantee’s prior written consent (or the consent of Grantee’s estate, if such consent is obtained after Grantee’s death) and any such amendment shall be made in accordance with Section 409A of the Code.  Any amendment of this Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee.  Subject to the other provisions of this Section 11, the Committee shall have full discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

11.                               Entire Agreement.  These Salary Stock are granted pursuant to the Plan and this Agreement.  The Plan is incorporated herein by reference.  This Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.  Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

12.                               Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated below or to such other address as such party may designate in writing from time to time to the Company.  All notices shall be deemed to have been given or delivered upon:  personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

13.                               Successors and Assigns.  The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement and the Plan shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

14.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to that body of law pertaining to choice of law or conflict of laws.

15.                               Regulatory Matters/Compliance with Laws.  Compensation under this Agreement is subject to applicable regulations issued by the U.S. Department of the Treasury and applicable requirements of agreements between the Company and the U.S. government, as the same are in effect from time to time.  Grantee may receive compensation under this Agreement only to the extent that it is consistent with those regulations and requirements. In the event that the grant, exercise, lapse of restrictions, payment, settlement, or accrual of this award or any term of this award is restricted or prohibited or otherwise conflicts with any applicable statute (including, without limitation, the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009) or any applicable regulation or other guidance thereunder, or any agreement or arrangement with or restriction imposed by, the United States Department of the Treasury, any bank regulatory agency or any other governmental agency (a “Governmental Restriction”), in each case, as determined by Committee in its sole discretion, then the Committee may unilaterally modify the terms of this award in such manner as the Committee determines in its sole discretion to be necessary to avoid such restriction or prohibition or eliminate such conflict, all without the further consent of Grantee, such consent being given through Grantee’s acceptance of this award.  Such modifications may include, without limitation, the modification of this award into an award of another type (such as an option award), a reduction of the number of shares covered by this award or any such modified award, the addition of grant, exercise, vesting or lapse of restrictions conditions, the delay or cessation of exercise, lapse of restrictions, payment, settlement, or accrual of this award, and the cancellation for no consideration of all or a portion of this award.  In addition, any shares of

Common Stock acquired by Grantee pursuant to this award, or any proceeds from the disposition of any such shares, shall be subject to forfeiture and return to the Company to the extent required by a Governmental Restriction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date noted above.

EAST WEST BANCORP, INC.

By: